                    Independent Accountants' Report

The Board of Directors Navistar
Financial Corporation

We  have examined Navistar  Financial  Corporation's (the  Company)  compliance with  the  minimum  servicing  standards set  forth  in  the  Mortgage  Bankers
Association  of  America's  Uniform  Single  Attestation  Program  for Mortgage
Bankers (USAP) as of and for the year ended October 31, 2005,  except for items
I.2,  I.4,  III.1,  III.2, III.3, III.4, III.6, V.2, V.3, V.4, and  VII.1,  for
the servicing of receivables  for the Navistar  Financial  2004-A  Owner Trust.
Management is responsible for  the  Company's  compliance  with  those  minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our  examination  was  conducted  in  accordance  with  attestation  standards established  by the American  Institute of Certified  Public  Accountants,  and
accordingly,  ncluded examining,  on a test basis,  evidence about the Company's compliance with the minimum servicing  standards  specified above and performing such other procedures as we  considered  necessary  in  the  circumstances.  We believe that our examination provides a  reasonable  basis for our opinion.  Our examination does not provide a legal determination on the Company's compliance with the minimum servicing standards.

Our examination  disclosed  the  following  material  noncompliance  with  the minimum  servicing standards of  USAP  during  the  year ended October 31, 2005.
The Company did not comply with the  requirements  that  custodial  bank account and related bank clearing  account  reconciliations  be reviewed and approved by someone other than the person who prepared ,the  reconciliation,  and  that they be prepared  within 45 days after the cutoff date as  specified in items I.1.b and I.1.c in USAP's minimum servicing standards.

In our opinion, except for the material noncompliance described in the preceding paragraph,  the  Company  complied  with the  aforementioned  minimum  servicing standards  as  of  and for the year ended  October  31,  2005,  in all  material respects.

                                            \s\KPMG, LLP

January 31, (2008)